Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal Year 2019 Results

NEWARK, NJ – March 12, 2019: Rafael Holdings, Inc., (NYSE American: RFL), reported revenue of $1.0 million and a loss per share of $0.08 for the second quarter of its 2019 fiscal year, the three months ended January 31, 2019.

Highlights

•	Rafael Holdings exercised a warrant and now holds a majority of the outstanding equity of Rafael Pharmaceuticals, Inc., (Rafael Pharma), a clinical stage, metabolic oncology-therapeutics company;
•	Rafael Pharma announced that the European Medicines Agency has granted orphan drug designation to devimistat (CPI-613®) for the treatment of metastatic pancreatic cancer and relapsed or refractory acute myeloid leukemia (AML);
•	Rafael Pharma initiated the following clinical trials of devimistat:

o	Phase 3 in combination with modified FOLFIRINOX (mFFX) as a first-line therapy for patients with metastatic adenocarcinoma of the pancreas;
o	Phase 3 in combination with high dose cytarabine and mitoxantrone for patients ≥ 60 years of age with relapsed or refractory AML;
o	Phase 2 for patients with relapsed or refractory Burkitt Lymphoma;
o	Phase 2 in combination with (mFFX) for patients with localized borderline and unresectable pancreatic cancer.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“This quarter, we significantly increased our investment in Rafael Pharmaceuticals, purchasing a majority of the shares outstanding inclusive of interests held by minority holders in our subsidiaries.

“Rafael Pharma made excellent progress on its clinical trial program for difficult to treat cancers including the initiation of pivotal phase 3 trials of devimistat for patients with advanced metastatic pancreatic cancer and AML.

“LipoMedix Pharmaceuticals has initiated a phase 1b trial to identify the optimal dose, safety and efficacy of its lead compound Promitil® in combination with external beam radiotherapy in patients with advanced cancer requiring radiotherapy for inoperable primary tumors or metastatic disease.

“On the real estate side of our business, we continued our effort to monetize our properties including our 20-story commercial property and associated garage in Newark, New Jersey.”

About Rafael Holdings, Inc.:

Rafael Holdings holds commercial real estate assets and interests in two clinical stage, oncology focused pharmaceutical companies. The real estate holdings include properties in Newark and Piscataway, New Jersey and Jerusalem, Israel. The pharmaceutical holdings consist of interests in Rafael Pharmaceuticals, Inc. and a majority stake in Lipomedix Pharmaceuticals Ltd., both of which are focused on development and commercialization of drugs in the oncology space.

Contact:
Rafael Holdings

David Polinsky

Chief Financial Officer

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	January 31,	July 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,769	$15,803
Trade accounts receivable, net of allowance for doubtful accounts of $91 and $82 at January 31, 2019 and July 31, 2018, respectively	356	287
Marketable securities	-	24,701
Due from Rafael Pharmaceuticals	-	3,300
Prepaid expenses and other current assets	588	421
Total current assets	15,713	44,512

Property and equipment, net	49,378	50,113
Investments – Rafael Pharmaceuticals	70,018	13,300
Investments – Other Pharmaceuticals	2,000	2,000
Investments – Hedge Funds	4,166	4,218
Deferred income tax assets, net	15	-
Patents	324	324
In-process research and development	1,327	1,327
Other assets	1,225	1,126
TOTAL ASSETS	$144,166	$116,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$535	$367
Accrued expenses	650	500
Other current liabilities	20	24
Total current liabilities	1,205	891

Due to/from related parties	-	276
Convertible debt, net of discount - Related Party	14,934	-
Other liabilities	195	188

TOTAL LIABILITIES	16,334	1,355

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2019 and July 31, 2018	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 13,133,069 and 11,762,346 shares issued and outstanding as of January 31, 2019 and July 31, 2018, respectively	119	118
Additional paid in capital	117,269	103,636
Accumulated deficit	(2,649)	(1,108)
Accumulated other comprehensive income	4,080	4,043
Total stockholders’ equity	118,827	106,697
Noncontrolling interests	9,005	8,868
TOTAL EQUITY	127,832	115,565

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$144,166	$116,920

RAFAEL HOLDINGS, INC.

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(unaudited, in thousands, except share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2019	2018	2019	2018

REVENUE:
Rental – Third Party	$306	$298	$689	$685
Rental – Related Party	522	489	1,043	994
Parking	189	169	420	384
Total Revenue	1,017	956	2,152	2,063

COSTS AND EXPENSES
Selling, general and administrative	1,716	1,343	3,169	3,079
Research and development	276	-	649	-
Depreciation and amortization	431	429	860	853
Loss from Operations	(1,406)	(816)	(2,526)	(1,869)
Interest income, net	767	2	868	4
Net gain resulting from foreign exchange transactions	-	107	-	118
Net loss on equity investments	-	-	-	(107)
Gains on sales of marketable securities, net	103	-	330	-
Unrealized loss on Investments – Hedge Funds	(148)	-	(52)	-
Gain on disposal of bonus shares	-	-	-	246
Loss Before Income Taxes	(684)	(707)	(1,380)	(1,608)
(Provision for) benefit from income taxes	(17)	(15)	14	(8,443)
Net Loss	(701)	(722)	(1,366)	(10,051)
Net income (loss) attributable to noncontrolling interests	320	(176)	136	(176)
Net Loss attributable to Rafael Holdings, Inc.	$(1,021)	$(546)	$(1,502)	$(9,875)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	$80	$68	$2	$78
Total Comprehensive Loss	(621)	(654)	(1,364)	(9,973)
Comprehensive income attributable to noncontrolling interests	15	19	23	19
Total Comprehensive Loss attributable to Rafael Holdings, Inc.	$(636)	$(673)	$(1,387)	$(9,992)

Loss Per Share:
Basic and diluted	$(0.08)	$(0.04)	$(0.12)	$(0.79)

Weighted average number of shared used in calculation of loss per share:
Basic and diluted	13,489,583	12,541,998	12,634,389	12,541,998

RAFAEL HOLDINGS, INC.

 CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(unaudited, in thousands, except share data)

	Six Months Ended January 31,
	2019	2018

Operating activities
Net loss	$(1,366)	$(10,051)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	860	853
Deferred income taxes	(15)	8,837
Interest income on Series D Convertible Note	(848)	-
Net gain on sale of marketable securities	(330)	-
Unrealized loss on investments – Hedge Funds	52	-
Provision for doubtful accounts	9	-
Realized gain on disposal of bonus shares	-	(246)
Non-cash compensation	172	606
Amortization of debt discount	5	-
Interest in the equity of investments	-	439
Change in assets and liabilities:
Trade accounts receivable	(78)	38
Other current assets and prepaid expenses	(186)	(60)
Other assets	(82)	(260)
Accounts payable and accrued expenses	296	77
Other current liabilities	39	(15)
Due to/from related parties	588	(202)
Other liabilities	(15)	25
Net cash (used in) provided by operating activities	(899)	41

Investing activities
Purchases of property and equipment	(58)	(728)
Proceeds from sale and maturity of marketable securities, net	25,031	-
Investment in Rafael Pharmaceuticals	(55,870)	-
Net cash used in investing activities	(30,897)	(728)

Financing activities
Contribution from noncontrolling interest of consolidated entity	4,587	-
Repayment of Loan from Rafael Pharmaceuticals	3,300	-
Proceeds from exercise of options	163	-
Proceed from sale of shares	7,777	-
Proceeds from convertible notes payable - Related Party	15,000	-
Cash advances from IDT Corporation, net of repayments	-	900
Net cash provided by financing activities	30,827	900
Effect of exchange rate changes on cash and cash equivalents	(65)	39
Net (decrease) increase in cash and cash equivalents	(1,034)	252
Cash and cash equivalents at beginning of period	15,803	11,756
Cash and cash equivalents at end of period	$14,769	$12,008

Supplemental Schedule of Non-Cash Financing and Investing Activities
Adoption effect of ASU 2016-01	$39	-
Beneficial conversion feature of convertible debt – related party	$71	-
Debt and accrued interest converted to Series D Preferred Stock	$10,848	-
Related Party deposit utilized to purchase Class B Common Stock	$864	-
Cash payments made for interest & taxes	-	-

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